Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Cimetrix Incorporated (the "Company") on Form 10-K for the year ended December 31, 2012, Robert H. Reback hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 1, 2013                                                                           /s/ Robert H. Reback
  (Date)                                                                                     Robert H. Reback
President (principal executive officer)